Exhibit 99.1

Intuitive Appoints Aaron Martin to its Board of Directors

SUNNYVALE, Calif., Nov. 02, 2026 (GLOBE NEWSWIRE) – Intuitive (NASDAQ: ISRG), a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery, today announced the appointment of Aaron Martin, President of Insurance at Humana, to its board of directors, effective January 1, 2027.

"Aaron has spent his career building and scaling healthcare technology at the point where payers, providers, and patients converge – a perspective that will sharpen our board's thinking as we further expand access to minimally invasive care globally," said Intuitive CEO Dave Rosa. "His combination of digital innovation expertise, health system leadership, and large-scale insurance operations experience will deepen our ability to reach more patients with the best care.”

In his role at Humana, Martin holds broad responsibility for strategy, growth, operations, and financial performance across Humana's insurance portfolio and serves on the Humana Enterprise Leadership Team, reporting to the CEO. Prior to Humana, Martin spent almost four years at Amazon as Vice President of Healthcare, where he launched Amazon Clinic – the company's first message and video-based telehealth platform – and built Amazon's Health Conditions Programs in partnership with leading digital health companies. He also led brand and performance marketing and strategic partnerships for Amazon Health Services.

Before Amazon, Martin served as Executive Vice President and Chief Digital Officer at Providence St. Joseph Health, a $26 billion not-for-profit health system, where he led the consumer-facing digital business and founded and served as Managing General Partner of Providence Ventures, a $300 million corporate venture fund with 27 portfolio companies. He has also served as a board member for organizations including Kyruus, Wildflower Health, Xealth, DexCare, AVIA, and Presbyterian Health System.

Martin holds a Bachelor of Arts in Business & Economics and Music Performance from Austin College and an MBA in Finance and Healthcare Management from the Wharton School of the University of Pennsylvania.

"Intuitive has differentiated its platforms by leveraging the power of technology to enhance patient care and improve outcomes, and I am honored to join the board at such an exciting moment in the company's journey,” said Martin. “I look forward to contributing to expanding access to minimally invasive care for more patients worldwide."

With Martin’s addition, Intuitive’s board of directors will expand from 10 to 11 members.

Contact Information:
Media.inquiries@intusurg.com

About Intuitive

Intuitive (NASDAQ: ISRG), headquartered in Sunnyvale, California, is a global leader in minimally invasive care and the pioneer of robotic surgery. Our technologies include the da Vinci surgical system and the Ion endoluminal system. By uniting advanced systems, progressive learning, and value-enhancing services, we help physicians and their teams optimize care delivery to support the best outcomes possible. At Intuitive, we envision a future of care that is less invasive and profoundly better, where disease is identified early and treated quickly, so that patients can get back to what matters most.

Forward-Looking Statements

This press release contains forward-looking statements which relate to expectations concerning matters that are not historical facts. Statements using words such as “anticipates,” “expects,” “intends,” “may,” “will,” “can,” “could,” “should,” “would,” and similar words and expressions are intended to identify forward-looking statements. It includes a forward-looking statement regarding the anticipated effective date of Martin's appointment to the board of directors. The appointment is subject to Martin's continued willingness and ability to serve, and actual results may differ. It also includes statements about expanding access to minimally invasive care and our ability to reach more patients. These forward-looking statements should be considered in light of various important factors and involve known and unknown risks, uncertainties, and other factors, which may cause the actual results, performance, or achievements of Intuitive to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release and which are based on current expectations and are subject to risks, uncertainties, and assumptions that are difficult to predict. Intuitive undertakes no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.